                                  EXHIBIT 11
                              KMART CORPORATION
               INFORMATION ON COMPUTATION OF PER SHARE EARNINGS


                                                                               13 Weeks Ended                   39 Weeks Ended
($ Millions, except per share data)                                      ---------------------------      --------------------------
                                                                          October 25,    October 26,      October 25,    October 26,
                                                                             1995           1994             1995           1994
                                                                         -------------   -----------      -----------   ------------
 I.  Earning per common and common equivalent share:

      Income (loss) from continuing retail operations                     $   (118)       $     21        $    (121)       $    120
      Less--Series C convertible preferred shares dividend declared             (2)             (2)              (6)             (7)
                                                                          --------        --------        ---------        --------
      (a) Adjusted income (loss) from continuing
          retail operations                                                   (120)             19             (127)            113
      (b) Discontinued operations, net of income taxes                           1              18               (1)             31
      (c) Disposal of discontinued operations, net of income taxes              48               -              (29)              -
                                                                          --------        --------        ---------        --------
      (d) Adjusted net income (loss)                                      $    (71)       $     37        $    (157)       $    144
                                                                          ========        ========        =========        ========
      Weighted average common shares outstanding                             459.4           456.7            459.1           456.0
      Weighted average $3.41 Depositary Shares outstanding
       (each representing 1/4 share Series A conversion preferred)               -               -                -               -

      Stock Options--
       Common shares assumed issued                                            7.6             0.3              2.2             2.8
       Less--common shares assumed repurchased                                (6.9)           (0.2)            (2.0)           (2.6)
                                                                          --------        --------        ---------        --------
                                                                               0.7             0.1              0.2             0.2
                                                                          --------        --------        ---------        --------
      (e) Applicable common shares, as adjusted                              460.1           456.8            459.3           456.2
                                                                          ========        ========        =========        ========
      Earnings per common and common equivalent share:

      Adjusted income (loss) from continuing retail operations (a)/(e)    $  (0.26)       $   0.04        $   (0.28)       $   0.25
      Discontinued operations, net of income taxes (b)/(e)                    0.00            0.04            (0.00)           0.07
      Disposal of discontinued operations, net of income taxes (c)/(e)        0.11               -            (0.06)              -
                                                                          --------        --------        ---------        --------
      Net income (loss) (d)/(e)                                           $  (0.15)       $   0.08        $   (0.34)       $   0.32
                                                                          ========        ========        =========        ========
II.  Earnings per common and common equivalent share
      assuming full dilution:

      (f) Income (loss) from continuing retail operations                 $   (118)       $     21        $    (121)       $    120
      (g) Discontinued operations, net of income taxes                           1              18               (1)             31
      (h) Disposal of discontinued operations, net of income taxes              48               -              (29)              -
                                                                          --------        --------        ---------        --------
      (i) Net income (loss)                                               $    (69)       $     39        $    (151)       $    151
                                                                          ========        ========        =========        ========
      Weighted average common shares outstanding                             459.4           456.7            459.1           456.0
      Weighted average $3.41 Depositary Shares outstanding
       (each representing 1/4 share Series A conversion preferred)               -               -                -               -
      Weighted average Series C convertible preferred shares outstanding      13.1            10.1             13.1            10.1

      Stock Options--
       Common shares assumed issued                                            7.6             0.3              5.3             2.8
       Less--common shares assumed repurchased                                (6.9)           (0.2)            (4.8)           (2.6)
                                                                          --------        --------        ---------        --------
                                                                               0.7             0.1              0.5             0.2
                                                                          --------        --------        ---------        --------
      (j) Applicable common shares, as adjusted                              473.2           466.9            472.7           466.3
                                                                          ========        ========        =========        ========
      Earnings per common and common equivalent share:
       assuming full dilution:

      Income (loss) from continuing retail operations (f)/(j)             $  (0.25)       $   0.04        $   (0.26)       $   0.25
      Discontinued operations, net of income taxes (g)/(j)                    0.00            0.04            (0.00)           0.07
      Disposal of discontinued operations, net of income taxes (h)/(j)        0.10               -            (0.06)              -
                                                                          --------        --------        ---------        --------
      Net income (loss) (i)/(j)                                           $  (0.15)       $   0.08        $   (0.32)       $   0.32
                                                                          ========        ========        =========        ========
                                                                             (1)             (1)              (1)             (1)


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(1) This calculation is submitted in accordance with Regulation S-K item
    601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.